UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

PennyMac Financial Services, Inc.

(formerly known as New PennyMac Financial Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of Directors.

On February 22, 2021, the Board of Directors (the “Board”) of PennyMac Financial Services, Inc. (the “Company”) appointed David A. Spector as its Chairman of the Board and Chief Executive Officer, appointed Jeffrey A. Perlowitz as its new independent lead director and elected Jonathon S. Jacobson as a new director.

Mr. Jacobson will serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Mr. Jacobson will also serve on the Nominating and Corporate Governance Committee and the Finance Committee of the Company’s Board. In consideration for his services as a director of the Company, Mr. Jacobson will be entitled to receive compensation on the same terms and in the same amounts as the other independent directors. Accordingly, Mr. Jacobson will receive an annual base retainer of $80,000, as well as additional annual committee retainers of $5,750 for serving on the Nominating and Corporate Governance Committee and $7,750 for serving on the Finance Committee.  Mr. Jacobson will also be entitled to receive an equity grant in restricted stock units under the Company’s equity incentive plan (with such amount to be prorated based on days of service on the Board during the annual equity award cycle) that vests in full on the first anniversary of the date of grant.

Mr. Jacobson was elected pursuant to a stockholder agreement between the Company and HC Partners LLC (HCP), whereby HCP has the right to nominate up to two individuals for election to our Board. In connection with his election, Mr. Jacobson will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors. There are no other arrangements or understandings pursuant to which Mr. Jacobson was elected as a director, and there are no related party transactions between the Company and Mr. Jacobson.

Item 8.01    Other Events.

On February 24, 2021, the Company issued a press release discussing the appointments and election that is attached hereto as Exhibit 99.1. Exhibit 99.1 and Item 5.02 are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 24, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Date: February 24, 2021	/s/ Daniel S. Perotti
Daniel S. Perotti
Senior Managing Director and Chief Financial Officer